UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2018

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2018, the board of directors (the “Board”) of Loop Industries, Inc., a Nevada corporation (the “Company”), elected Laurence G. Sellyn as a member of the Board. Upon election, Mr. Sellyn was appointed to serve as the Lead Independent Director of the Company.

In connection with his election to the Lead Independent Director of the Board, the Company will pay Mr. Sellyn a $30,000 annual cash fee. Additionally, Mr. Sellyn was granted 1,695 restricted stock units under the Company’s 2017 Equity Incentive Plan (the “Plan”), representing a pro-rated portion of the non-executive director annual equity grant due to Mr. Sellyn under the Company’s Outside Director Compensation Policy, as amended (the “Compensation Policy”). This award will fully vest on May 31, 2018, subject to continued service through the vesting date. Mr. Sellyn will also receive an annual grant of restricted stock units, having a value of $150,000, under the Plan and pursuant to the Compensation Policy at the Company's annual shareholder meeting, which will fully vest on the one year anniversary of the grant date, subject to continued service through such date. Mr. Sellyn will also receive a grant of 25,000 restricted stock units for his service as the Lead Independent Director of the Board. This award will vest in increments of 5,000 shares per year in arrears on May 31 of each year, and the grant will fully vest on May 31, 2023, subject to continued service as the Lead Independent Director through the applicable vesting date.

Mr. Sellyn also executed the Company’s standard form of indemnification agreement, a copy of which has been previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Sellyn and any other person pursuant to which Mr. Sellyn was selected as a director of the Company. Mr. Sellyn is also not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2018, our Board approved the amendment and restatement of our By-laws. These Amended & Restated By-laws contain new provisions governing: (1) electronic communications and consent via these communications; (2) how and when the Board can delegate authority to committees and subcommittees of the Board; (3) votes of separate classes or series of stock; (4) uncertified and partially paid shares; (5) directors who have more or less than one vote at Board meetings; (6) subcommittees of the Board; (7) how to get and keep quorum at Board, committee, and subcommittee meetings; and (8) other corporate governance issues on which the By-laws were previously silent.

The foregoing description of the amendments is qualified in its entirety by reference to the complete text of the Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 10, 2018, the Company issued a press release announcing the election of Mr. Sellyn. A copy of this press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-laws
10.1*	Form of Indemnification Agreement
99.1	Press Release, dated April 10, 2018

_______

*Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: April 10, 2018	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President

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